UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: April 7, 2022
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	KBH	New York Stock Exchange
Rights to Purchase Series A Participating Cumulative Preferred Stock		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 7, 2022, KB Home held its 2022 Annual Meeting of Stockholders. The final results for each item submitted to a vote of security holders at the Annual Meeting are provided below. The rounded percentages displayed below for the election of directors are based on the total “For” and “Against” votes cast for each respective director nominee. The rounded percentages displayed below for the other items are based on the total number of shares of KB Home common stock that were present or represented, and entitled to vote on each respective item, at the 2022 Annual Meeting.

1. The vote on the nominees for election to the KB Home board of directors was as follows:

Director	For	%	Against	%	Abstentions	Broker Non-Votes
Arthur R. Collins	69,105,025	98.4%	1,115,734	1.6%	63,962	7,334,250
Dorene C. Dominguez	67,641,768	96.3%	2,574,936	3.7%	68,017	7,334,250
Kevin P. Eltife	69,120,079	98.4%	1,100,450	1.6%	64,192	7,334,250
Timothy W. Finchem	65,854,391	94.7%	3,708,243	5.3%	722,087	7,334,250
Dr. Stuart A. Gabriel	69,113,768	98.4%	1,101,330	1.6%	69,623	7,334,250
Dr. Thomas W. Gilligan	67,530,147	96.2%	2,697,470	3.8%	57,104	7,334,250
Jodeen A. Kozlak	68,010,964	96.9%	2,206,908	3.1%	66,849	7,334,250
Melissa Lora	67,350,789	95.9%	2,868,539	4.1%	65,393	7,334,250
Jeffrey T. Mezger	66,529,612	95.5%	3,148,745	4.5%	606,364	7,334,250
Brian R. Niccol	68,617,813	97.7%	1,602,489	2.3%	64,419	7,334,250
James C. Weaver	67,068,793	95.5%	3,151,622	4.5%	64,306	7,334,250

2. The non-binding advisory vote to approve named executive officer compensation was as follows:

For	%	Against	%	Abstentions	Broker Non-Votes
53,759,295	76.5%	16,211,756	23.1%	313,670	7,334,250

3. The vote to ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2022 was as follows:

For	%	Against	%	Abstentions	Broker Non-Votes
74,620,507	96.1%	2,956,033	3.8%	42,431	—

Item 7.01 Regulation FD Disclosure.
Effective April 7, 2022, the board of directors authorized KB Home to repurchase up to $300.0 million of KB Home’s outstanding common stock. This authorization replaced a prior board of directors authorization, which had 331,400 shares remaining for repurchase.
Repurchases under this new share repurchase authorization may occur periodically through open market purchases, privately negotiated transactions or otherwise, with the timing and amount at management’s discretion and dependent on market and business conditions and other factors. This share repurchase authorization will continue in effect until fully used or earlier terminated or suspended by the board of directors, and does not obligate KB Home to purchase any shares.
A copy of the press release KB Home issued on April 11, 2022 reporting the above-described share repurchase authorization and announcing KB Home’s second quarter dividend is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release dated April 11, 2022 reporting a $300.0 million share repurchase authorization and announcing second quarter dividend.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 11, 2022 reporting a $300.0 million share repurchase authorization and announcing second quarter dividend.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 11, 2022

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Vice President, Corporate Secretary and Associate General Counsel

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